UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 8, 2010

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Global Partners LP (the “Partnership”) previously announced that Global Companies LLC (“Global”), a wholly owned subsidiary of the Partnership, entered into a Sale and Purchase Agreement dated May 24, 2010, as amended (the “Purchase Agreement”) among ExxonMobil Oil Corporation and Exxon Mobil Corporation (collectively, “ExxonMobil”), pursuant to which Global agreed to acquire certain assets and liabilities related to 190 Mobil branded retail gas stations located in Massachusetts, New Hampshire and Rhode Island and Global was provided the right to supply Mobil branded fuel to such stations and to an additional 31 Mobil branded stations (the 190 and 31 stations, collectively, the “Facilities”) that are owned and operated by independent dealers in the same states (the “Acquisition”).  Also as previously announced, the initial closing of the Acquisition was completed on September 8, 2010.

On September 8, 2010 and in connection with the Acquisition, Global and Global Montello Group Corp. (“Global Montello”) entered into Facilities Management Agreements (each, a “Management Agreement”) with Alliance Energy LLC (“Alliance”).  Alliance is approximately 95% owned by members of the Slifka family, who also own the general partner of the Partnership.  Each Management Agreement is for an initial term of approximately three years, effective as of September 8, 2010 and continuing through September 30, 2013.  Either party to each Management Agreement may extend the term for consecutive additional one-year terms by giving written notice of its election to extend the term not less than twenty-four months prior to the expiration of the then current term, subject to the parties’ mutual agreement on the management fee for such extension.

Pursuant to the Management Agreements, Alliance will supervise and direct the day-to-day management and operations of the Facilities for an aggregate annual management fee of $2,600,000, commencing October 1, 2010.  Global and Global Montello will share in paying the annual management fees consistent with their ownership of the assets acquired pursuant to the Purchase Agreement.  Alliance will manage the operations of the Facilities in accordance with annual budgets to be approved by Global and Global Montello, respectively.  Global and Global Montello are responsible for the salaries of the employees directly employed to manage and operate the Facilities and for a portion of the salaries of certain administrative personnel of Alliance as may be approved by Global and/or Global Montello, in accordance with the Management Agreements and the approved annual budgets.  All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such employees are the responsibility of Alliance.  Pursuant to the Management Agreements, Alliance shall indemnify Global and Global Montello from and against any and all claims and damages of any nature whatsoever arising out of or incidental to Alliance’s performance of its responsibilities under the Management Agreements caused by or due to fraud, gross negligence, willful misconduct or a material breach by Alliance of any provision of the Management Agreements.  Alliance’s aggregate liability is capped at $5,000,000, over and above the utilization of any and all insurance proceeds.

The Management Agreements are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Facilities Management Agreement, dated September 8, 2010, between Global Montello Group Corp. and Alliance Energy LLC

10.2	Facilities Management Agreement, dated September 8, 2010, 2010, between Global Companies LLC and Alliance Energy LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: September 14, 2010		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Facilities Management Agreement, dated September 8, 2010, between Global Montello Group Corp. and Alliance Energy LLC

10.2	Facilities Management Agreement, dated September 8, 2010, between Global Companies LLC and Alliance Energy LLC